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                                                                     EXHIBIT 4.1














                        2000 EMPLOYEE STOCK PURCHASE PLAN

                                       OF

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.


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                                TABLE OF CONTENTS


                                                                           PAGE

ARTICLE I - PURPOSE...........................................................1
        1.1   Purpose.........................................................1

ARTICLE II - DEFINITIONS......................................................1
        2.1   Base Pay........................................................1
        2.2   Committee.......................................................1
        2.3   Employee........................................................1
        2.4   Subsidiary Corporation..........................................1

ARTICLE III - ELIGIBILITY AND PARTICIPATION...................................1
        3.1   Initial Eligibility.............................................1
        3.2   Leave of Absence................................................1
        3.3   Restrictions on Participation...................................2
        3.4   Commencement of Participation...................................2

ARTICLE IV - OFFERINGS........................................................2
        4.1   Annual Offerings................................................2

ARTICLE V - PAYROLL DEDUCTIONS................................................2
        5.1   Amount of Deduction.............................................2
        5.2   Participant's Account...........................................3
        5.3   Changes in Payroll Deductions...................................3
        5.4   Leave of Absence................................................3

ARTICLE VI - GRANTING OF OPTION...............................................3
        6.1   Number of Option Shares.........................................3
        6.2   Option Price....................................................3

ARTICLE VII - EXERCISE OF OPTION..............................................4
        7.1   Automatic Exercise..............................................4
        7.2   Withdrawal of Account...........................................4
        7.3   Fractional Shares...............................................4
        7.4   Transferability of Option.......................................4
        7.5   Delivery of Stock...............................................4

ARTICLE VIII - WITHDRAWAL.....................................................4
        8.1   In General......................................................4
        8.2   Effect on Subsequent Participation..............................5
        8.3   Termination of Employment.......................................5
        8.4   Termination of Employment Due to Death..........................5
        8.5   Leave of Absence................................................5

                                       (i)

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

ARTICLE IX - INTEREST.........................................................5
        9.1   Payment of Interest.............................................5

ARTICLE X - STOCK.............................................................6
        10.1  Maximum Shares..................................................6
        10.2  Participant's Interest in Option Stock..........................6
        10.3  Registration of Stock...........................................6
        10.4  Restrictions on Exercise........................................6

ARTICLE XI - ADMINISTRATION...................................................6
        11.1  Appointment of Committee........................................6
        11.2  Authority of Committee..........................................7
        11.3  Rules Governing the Administration of the Committee.............7

ARTICLE XII - MISCELLANEOUS...................................................7
        12.1  Designation of Beneficiary......................................7
        12.2  Transferability.................................................7
        12.3  Use of Funds....................................................7
        12.4  Adjustment Upon Changes in Capitalization.......................7
        12.5  Amendment and Termination.......................................8
        12.6  Effective Date..................................................8
        12.7  No Employment Rights............................................8
        12.8  Effect of Plan..................................................9
        12.9  Governing Law...................................................9


                                      (ii)

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                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE 1. - PURPOSE

        1.1. PURPOSE. The Electronics Boutique Holdings Corp. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Electronics Boutique Holdings Corporation and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

                            ARTICLE 2. - DEFINITIONS

        2.1. BASE PAY. "Base Pay" shall mean regular earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

        2.2.  COMMITTEE. "Committee" shall mean the individuals described in
Article XI.

        2.3. EMPLOYEE. "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

        2.4. SUBSIDIARY CORPORATION. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Electronics Boutique Holdings Corp. as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

                   ARTICLE 3. - ELIGIBILITY AND PARTICIPATION

        3.1.  INITIAL ELIGIBILITY. Any employee who shall have completed ninety
(90) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such ninety day period has concluded.

        3.2. LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of the leave of absence. The employee's employment shall be deemed to have terminated at the close of business on the 90th day of the leave of absence unless the employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on the 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate the employee's participation in the Plan and right to exercise any option.


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        3.3.  RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

              3.3.1. if, immediately after the grant, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

              3.3.2. which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

        3.4. COMMENCEMENT OF PARTICIPATION. An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing the form with the Company's benefits department on or before the date set by the Committee. The date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when the employee's authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                             ARTICLE 4. - OFFERINGS

        4.1. ANNUAL OFFERINGS. The Plan encompasses quarterly offerings of the Company's Common Stock (the "Offerings") beginning on the 1st day of March 2000 and terminating on the following March 31. Subsequent offerings will occur for each calendar quarter thereafter. For example, an offering will begin April 1 and end the following June 30 and another offering will begin July 1 and end September 30. Offerings will occur each calendar quarter for the next nine years for a total of ten years. The maximum number of shares issued in the respective calendar quarters shall be: 100,000 plus unissued shares from the prior offerings.

                         ARTICLE 5. - PAYROLL DEDUCTIONS

        5.1. AMOUNT OF DEDUCTION. At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during the year.


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        5.2.  PARTICIPANT'S ACCOUNT. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.4.

        5.3. CHANGES IN PAYROLL DEDUCTIONS. A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and specifically, a participant may not alter the amount of his payroll deductions for that Offering.

        5.4. LEAVE OF ABSENCE. If a participant goes on a leave of absence, the participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.2, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during the leave of absence, authorizing deductions to be made from payments by the Company to the participant during the leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to the participant are insufficient to meet the participant's authorized Plan deductions.

                         ARTICLE 6. - GRANTING OF OPTION

        6.1. NUMBER OF OPTION SHARES. On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's base pay during the period of the offering (iii) divided by 85% of the market value of the stock of the Company on the applicable Offering Commencement Date. The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of
Section 6.2 below. An employee's base pay during the period of an offering shall be determined by multiplying his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular offering) by 13 or provided that, in the case of a part-time hourly employee, the employee's base pay during the period of an offering shall be determined by multiplying the employee's hourly rate by the number of regularly scheduled hours of work for the employee during the Offering.

        6.2. OPTION PRICE. The option price of stock purchased with payroll deductions made during such annual offering for a participant therein shall be the lower of:

              6.2.1. 85% of the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System; or

              6.2.2. 85% of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value

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of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                         ARTICLE 7. - EXERCISE OF OPTION

        7.1. AUTOMATIC EXERCISE. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.1), and any excess in his account at that time will be returned to him.

        7.2. WITHDRAWAL OF ACCOUNT. By written notice to the Company's benefits department, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

        7.3. FRACTIONAL SHARES. Fractional shares shall be issued under the Plan.

        7.4. TRANSFERABILITY OF OPTION. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

        7.5. DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

                             ARTICLE 8. - WITHDRAWAL

        8.1. IN GENERAL. As indicated in Section 7.2, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Company's benefits department. All of the participant's payroll deductions credited to his account will be paid to him as soon as practicable after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Participant will not be entitled to interest on the amount in his account. The Company may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 7.2, to withdraw such deductions.

        8.2. EFFECT ON SUBSEQUENT PARTICIPATION. A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

        8.3. TERMINATION OF EMPLOYMENT. Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to

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his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.1.

        8.4. TERMINATION OF EMPLOYMENT DUE TO DEATH. Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 12.1) shall have the right to elect, by written notice given to the Company's benefits department prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

              8.4.1. to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

              8.4.2. to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to the beneficiary, without interest.

        In the event that no written notice of election shall be duly received by the Company's benefits department, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

        8.5. LEAVE OF ABSENCE. A participant on leave of absence shall, subject to the election made by the participant pursuant to Section 5.4, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, the participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                              ARTICLE 9. - INTEREST

        9.1. PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.

                               ARTICLE 10. - STOCK

        10.1. MAXIMUM SHARES. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 shall be 100,000 shares in each quarterly Offering plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 1,000,000 shares for all Offerings, provided that the maximum shall be increased on each January 1 by an amount equal to the lesser of: (i) the number

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of shares required to restore the maximum aggregate number of shares which may be sold under the Plan to 1,000,000, or (ii) a lesser amount determined by the Committee. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as soon as practicable.

        10.2. PARTICIPANT'S INTEREST IN OPTION STOCK. The participant will have no interest in stock covered by the option until such option has been exercised.

        10.3. REGISTRATION OF STOCK. Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company's benefits department prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

        10.4. RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

              10.4.1. a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

              10.4.2. the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

                          ARTICLE 11. - ADMINISTRATION

        11.1. APPOINTMENT OF COMMITTEE. The compensation committee (the "Committee") of the Board of Directors shall administer the Plan. No member of the Committee shall be eligible to purchase stock under the Plan.

        11.2. AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

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        11.3. RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board of
Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                           ARTICLE 12. - MISCELLANEOUS

        12.1. DESIGNATION OF BENEFICIARY. A participant's beneficiary shall be his estate. The executor or administrator of the estate of the participant shall receive any stock and/or cash due in accordance with a Section 8.4 election. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver the stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate.

        12.2. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

        12.3. USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

        12.4. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

              12.4.1. If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock

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split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

              12.4.2. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

        12.5. AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

        12.6. EFFECTIVE DATE. The Plan shall become effective as of March 1, 2000, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before March 1, 2001. If the Plan is not so approved, the Plan shall not become effective.

        12.7. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

        12.8. EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, the employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

        12.9. GOVERNING LAW. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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